Exhibit (11)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Trustees of
   State Street Research Growth Trust

         We consent to the inclusion in Post-Effective Amendment No. 6 to the Registration Statement of the State Street Research Growth Trust on Form N-1A (Securities Act of 1933 File No. 33-55024) of our report dated February 9, 1998 on our audit of the financial statements and financial highlights of State Street Research Growth Fund for the year ended December 31, 1997. We also consent to the reference to our Firm under the captions "Financial Highlights" and "Independent Accountants" in the Registration Statement.


                                                    /s/ Coopers & Lybrand L.L.P.

                                                    COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
February 26, 1998